EXHIBIT 99.1

Upexi Added to the Russell Microcap® Index

Membership Broadens Upexi’s Visibility Among Institutional Investors and Index Funds

TAMPA, Fla., June 26, 2026 — Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that it has been added as a member of the Russell Microcap® Index in connection with the June 2026 Russell US Indexes Reconstitution. The addition becomes effective at the open of U.S. equity markets on Monday, June 29, 2026, following the finalization of the reconstituted indexes after the market close on Friday, June 26, 2026.

Russell US Indexes are reconstituted to reflect changes in the U.S. equity market over time, with membership determined primarily by objective, rules-based market-capitalization rankings measured as of the April 30, 2026 “rank day.” The Russell Microcap® Index measures the performance of the microcap segment of the U.S. equity market, comprising the smallest securities in the Russell 2000® Index together with the next group of smaller U.S.-listed companies. Membership remains in place until the next scheduled reconstitution.

Russell indexes are widely used by institutional and retail investors, with approximately $12.2 trillion in investor assets benchmarked to or invested in products based on the Russell US Indexes.

“Inclusion in the Russell Microcap Index is a meaningful milestone that reflects the growth and transformation of Upexi over the past year, as we have grown our Solana treasury to more than two million SOL,” said Allan Marshall, Chief Executive Officer of Upexi. “Membership broadens our visibility within the institutional investment community and among the index funds and active managers that reference the Russell indexes. We believe it supports our objective of building a deeper, more diversified shareholder base as we continue to execute our disciplined and accretive digital asset treasury strategy.”

Upexi’s digital asset treasury strategy is centered on acquiring and holding Solana (SOL) in a disciplined and accretive manner, while utilizing staking, intelligent capital issuance, and discounted locked token purchases as value-accrual mechanisms. Additional information is available on the Company’s investor relations website at https://ir.upexi.com.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana – the cryptocurrency of the leading high-performance blockchain – Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X – https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X – https://x.com/upexiallan

Follow CSO, Brian Rudick, on X – https://x.com/thetinyant

About FTSE Russell, an LSEG Business

FTSE Russell is a global index leader that provides innovative benchmarking, analytics and data solutions for investors worldwide. FTSE Russell calculates thousands of indexes that measure and benchmark markets and asset classes in more than 70 countries, covering 98% of the investable market globally. For more information, visit www.lseg.com/en/ftse-russell.

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward-looking statements when it discusses the effective date and anticipated effects of its addition to the Russell Microcap Index and its digital asset treasury strategy, including the accumulation of Solana. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com

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